      As filed with the Securities and Exchange Commission on June 2, 1995
                                                         Registration No. 33-

    ------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------


                               PROCYTE CORPORATION
             (Exact name of registrant as specified in its charter)

         WASHINGTON                                  91-1307460
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                       12040 115th Avenue N.E., Suite 210
                 Kirkland, Washington                 98034-6900
               (Address of Principal Executive Offices) (Zip Code)

- -------------------------------------------------------------------------------

                               PROCYTE CORPORATION
                         1989 RESTATED STOCK OPTION PLAN
                              (Full title of Plan)

                                 Karen L. Hedine
              Vice President, Business Development & Administration
                       12040 115th Avenue N.E., Suite 210
                               Kirkland, WA  98034
                                 (206) 820-4548
            (Name, address and telephone number of agent for service)

                   ------------------------------------------

                          Copies of communications to:
                               James R. Lisbakken
                                  Perkins Coie
                          1201 Third Avenue, 40th Floor
                               Seattle, WA  98101
                                 (206) 583-8660

                             ----------------------

                         CALCULATION OF REGISTRATION FEE


Title of Securities  Amount to be  Proposed Maximum    Proposed Maximum  Amount of
To Be Registered     Registered*   Offering Price Per  Aggregate         Registration
                                   Share               Offering          Fee
                                                       Price**
- -------------------------------------------------------------------------------------
(1989 Restated
Stock Option Plan)
Common Stock,          652,000          $2.30            $1,499,600         $520


- -------------------------------------------------------------------------------------


     * In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     ** Estimated solely for purposes of determining the registration fee, and based upon the average of the high and low prices of a share of the Common Stock as reported by NASDAQ/NMS on May 31, 1995.

- -------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM NO. FORM S-8

     3    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents are hereby incorporated by reference in this Registration Statement:

          (a)  the Registrant's Annual Report on Form 10-K filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, for the year ended December 31, 1993 which contains certified financial statements for the most recent year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Common Stock contained in the Registration Statement dated December 7, 1993 filed on form 8-A under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the data hereof and prior to the filling of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     6         INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 23A.12.020 of the Washington Business Corporation Act (the "Washington Act") authorizes a corporation to include in its articles of incorporation a provision which limits a director's personal liability to the corporation or its shareholders for monetary damages for breach of duty as a director, with certain exceptions. In addition, Section 23A.08.025 of the Washington Act authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article XI of the Registrant's Restated Articles of Incorporation and Section II of the Registrant's Bylaws provide, respectively, for limitation of director liability and indemnification of its directors, officers, employees and other agents to the maximum extent permissible under the Washington Act. The Registrant has obtained Directors and Officers liability insurance.

  ITEM NO. FORM S-8
       8           EXHIBITS
                   The following is a list of all Exhibits filed with the Registration Statement:

                   4.1.1 Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit No. 3.1 of Registration No.33-72604 filed with the Commission on December 7, 1993.

                   4.1.2 Bylaws of the Registrant, incorporated by reference to Exhibit No. 3.2 of Registration No. 33-72604 filed with the Commission on December 7, 1993.

                   4.2.1* The Registrant's 1989 Restated Stock Option Plan.

                   5.1* Opinion of Perkins Coie, regarding the legality of the Common Stock being registered

                   23.1* Consent of Deloitte and Touche, independent public accountants.

                   23.2* Consent of Perkins Coie (included in their opinion filed as Exhibit 5.1, hereto).

                   24.1*  Power of Attorney, provided on signature page.

- ----------------------
*      filed herewith.

       9           UNDERTAKINGS
                   RULE 415 OFFERING UNDERTAKINGS

                   The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made a post-effective amended to the Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;


                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  ITEM NO. FORM S-8
                          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   INCORPORATION BY REFERENCE UNDERTAKING

                   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed o be the initial bona fide offering therein.

                   INDEMNIFICATION UNDERTAKING

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy a expressed in the Securities Act of 1933, as amended, and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding (is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Kirkland, State of Washington, on the 1st day of June, 1995.

                                         PROCYTE CORPORATION



                                         By____________________________________
                                         Joseph Ashley, Chairman, President and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

       The officers and directors of PROCYTE CORPORATION whose signatures appear below hereby constitute and appoint Joseph and Karen L. Hedine, and either of them, their true and lawful attorneys and agents with full power of substitution, each with power to act alone, to sign, execute, and file with the Securities and Exchange Commission on behalf of the undersigned in any and all capacities any amendment or amendments to this Registration Statement of Form S-8, including any post-effective amendments, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or his or her substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                     Title                       Date
       ---------                     -----                       ----


________________________      Chairman, President and C.E.O.     June 1, 1995
Joseph Ashley                 (Principal Financial Officer)


________________________      Director, Secretary                June 1, 1995
Gordon W. Duncan


________________________      Vice President, Business           June 1, 1995
Karen L. Hedine               Development and Administration

                                    EXHIBITS

                                INDEX TO EXHIBITS

Exhibit                                                           Sequentially
Number                Exhibit                                     Numbered Page
- ------                -------                                     -------------


4.2.1          The Registrant's 1989 Restated                                  8
               Stock Option Plan

5.1            Opinion of Perkins Coie regarding legality                     16
               of the Common Stock being registered

24.1           Consent of Deloitte and Touche LLP                             17

24.2           Consent of Perkins Coie (included in their opinion             16
               filed as Exhibit 5.1 hereto).